UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 15, 2010

Date of Report (Date of earliest event reported)

NATURAL BLUE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-128060	13-3134389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

146 West Plant Street, Suite 300, Winter Garden, Florida 34787
(Address of principal executive office, including zip code)

(321) 293-7420
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Natural Blue Resources, Inc.
Form 8-K

Item 4.01  Changes in Registrant’s Certifying Accountant

On April 15, 2010, Natural Blue Resources, Inc., a Delaware corporation (“we” or the “Company”) received a resignation letter from Cross, Fernandez & Riley, LLP (“CFR”), whereby CFR resigned as the Company’s principal independent accountant.  CFR’s resignation is effective as of April 15, 2010.

CFR’s report on our financial statements dated April 2, 2010 for the period from the date of inception, March 2, 2009, through December 31, 2009 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that CFR’s report contained an explanatory paragraph in respect to the substantial doubt as to our ability to continue as a going concern.

During the period from the date of the commencement of CFR’s engagement by the Company on January 26, 2010, through the date of resignation on April 15, 2010, there were no disagreements between the Company and CFR on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the period from the date of inception, March 2, 2009, through December 31, 2009 and in the subsequent interim period through the date of resignation on April 15, 2010, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided CFR with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that CFR furnish us with a letter addressed to the SEC stating whether it agrees with the statements made in this Current Report on Form 8-K, and if not, stating the respects in which it does not agree.  The letter from CFR dated April 21, 2010 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description

*16.1	Letter from Cross, Fernandez & Riley, LLP, dated April 21, 2010, referred to in Item 4.01.

*Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

NATURAL BLUE RESOURCES, INC.

Dated: April 21, 2010	By:	/s/ Toney Anaya
Toney Anaya, Chief Executive Officer